Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(37,475,420)
Unrealized Gain (Loss) on Market Value of Futures	(10,556,340)
Interest Income	475,938
ETF Transaction Fees	13,000
Total Income (Loss)	$(47,542,822)

Expenses
Investment Advisory Fee	$382,381
K-1 Tax Expense	174,150
Brokerage Commissions	81,378
SEC & FINRA Registration Fees	30,000
Audit Fees	30,000
Legal Fees	29,355
NYMEX License Fee	20,376
Non-interested Directors' Fees and Expenses	10,491
Total Expenses	$758,131
Net Gain (Loss)	$(48,300,953)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/08	$808,716,655
Additions (3,200,000 Units)	87,396,067
Withdrawals (1,800,000 Units)	(51,914,622)
Net Gain (Loss)	(48,300,953)

Net Asset Value End of Period	$795,897,147
Net Asset Value Per Unit (29,300,000 Units)	$27.16

To the Limited Partners of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended November 30, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502